PURCHASE AND SALE AGREEMENT
                      (WITH OPTION)



                      BY AND BETWEEN



                The April Cook Companies,
                   a Nevada corporation





                          and



                     RZ Corporation,
                 a Nevada corporation





                    AUGUST 12, 1998


















                     EXHIBIT 10.4

                       TABLE OF CONTENTS

1.     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . 1

2.     SALE OF PROPERTY, PURCHASE PRICE AND DEPOSIT; OPTIONS. . . 3

3.     TITLE MATTERS. . . . . . . . . . . . . . . . . . . . . . . 5

4.     DUE DILIGENCE. . . . . . . . . . . . . . . . . . . . . . . 6

5.     SELLER'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . . 7

6.     PURCHASER'S REPRESENTATIONS AND WARRANTIES . . . . . . . . 9

7.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . .10

8.     COVENANTS PENDING CLOSING. . . . . . . . . . . . . . . . .10

9.     EXPRESS CONDITIONS TO CLOSING. . . . . . . . . . . . . . .11

10.    THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . .12

11.    CLOSING COSTS, EXPENSES AND PRORATIONS . . . . . . . . . .13

12.    INDEMNITIES. . . . . . . . . . . . . . . . . . . . . . . .13

13.    REMEDIES UPON DEFAULT. . . . . . . . . . . . . . . . . . .14

14.    [INTENTIONALLY DELETED]. . . . . . . . . . . . . . . . . .14

15.    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .14

16.    1031 EXCHANGE. . . . . . . . . . . . . . . . . . . . . . .17

                       LIST OF EXHIBITS

EXHIBIT "A" [Assignment and Assumption Agreement]. . . . . . . . 20

EXHIBIT "B" [Deed] . . . . . . . . . . . . . . . . . . . . . . . 21

EXHIBIT "C" [Form of Estoppel Certificate] . . . . . . . . . . . 22

EXHIBIT "D" [Permitted Exceptions] . . . . . . . . . . . . . . . 23

EXHIBIT "E" [Leases] . . . . . . . . . . . . . . . . . . . . . . 24

EXHIBIT "F" [Legal Description of the Property]. . . . . . . . . 25

                  PURCHASE AND SALE AGREEMENT

                         (WITH OPTION)



     This Purchase and Sale Agreement (with Option) ("Agreement") is entered into on the Effective Date, by and between The April Cook Companies, a Nevada corporation, or its designee (hereinafter "Purchaser") and RZ Corporation, a Nevada corporation (hereinafter "Seller") based upon the following recitals:

     A. Seller is the owner of certain Property, as defined below.

     B. Subject to the terms and conditions as set forth herein, Seller has agreed to sell its interest in the Property to Purchaser and Purchaser has agreed to purchase Seller's interest in the Property from Seller.

     NOW, THEREFORE, based upon the foregoing and the representations and warranties included herein, in consideration of the mutual promises and covenants hereinafter contained and subject to the conditions hereinafter set forth, the parties agree as follows:

1.   DEFINITIONS

     1.1 "Assignment" shall be defined as the Assignment and Assumption Agreement in substantially the form of Exhibit "A" attached hereto, whereby Seller assigns its rights, duties and obligations as landlord under the Leases to Purchaser, and Purchaser assumes the same from Seller.

     1.2 "Deposit" shall be defined as the sum of Ten Million and No/100 Dollars ($10,000,000.00) and all interest accrued thereon.

     1.3  "Closing" shall  be defined as set forth in Section 10.1.

     1.4 "Condemnation Proceeding" is defined as that certain condemnation proceeding in District Court, Clark County, Nevada, Case No. A374831.

     1.5 "Condemned Parcel" shall be defined as that certain parcel of real property, consisting of approximately .77 acres, referenced as APN 162-20-603-010, which is the subject of the Condemnation Proceeding.

     1.6 "Deed" shall be defined as the grant, bargain and sale deed in substantially the form of Exhibit "B" attached hereto.

     1.7 "Due Diligence Period" shall be defined as the period starting at the Effective Date and ending August 24, 1998.

     1.8 "Effective Date" shall mean the date of execution of the Agreement.

     1.9  "Environmental Laws" shall be  defined  as set  forth  in
          Section 5.15.

     1.10 "Environmental Study" shall  be defined  as set forth  in
          Section 4.1.

     1.11 "Escrow" shall be  defined  as set  forth in Section 2.2.

     1.12 "Escrow Agent"  shall be defined as Nevada Title Company.

     1.13 "Estoppel  Certificate" shall be defined as  set forth in
          Section 9.1.4 and in substantially the form set forth in Exhibit "C."

     1.14 "FIRPTA" shall be defined as the Foreign Investment Real Property Tax Act, Internal Revenue Code Section 1445.

     1.15 "Hazardous Substances" shall be  defined as set  forth in
          Section 5.16.

     1.16 "Leases" shall be defined as the leases set forth as Exhibit "E" hereto.

     1.17 "Options" shall be defined as set forth  in  Section 2.3.

     1.18 "Option Closings"  shall  be  defined  as  set  forth  in
          Section 2.3.

     1.19 "Option Consideration"  shall be  defined as set forth in
          Section 2.3.

     1.20 "Option  Periods"  shall   be  defined  as  set  forth in
          Section 2.3.

     1.21 "Permitted Exceptions"  shall  be defined as set forth in
          Section 3.3 and Exhibit "D".

     1.22 "Preliminary Title Report" shall be defined as set forth in Section 3.3.

     1.23 "Property" shall be defined as that certain parcel of real property consisting of approximately 10.55 acres, APN 162-20-603009, generally located at the intersection of Harmon Avenue and Las Vegas Boulevard, in the County of Clark, State of Nevada, as shown on Exhibit "F", together with Seller's interest, if any, in any buildings and improvements located thereon and all rights, licenses and easements appurtenant to the Property hereinabove mentioned. Upon completion of the Survey the legal description of the Property therein shall be used for all purposes hereunder.

     1.24 "Prorations" shall be defined  as set  forth  in  Section
          11.

     1.25 "Purchase  Price"   shall   be   defined as  the  sum  of
          ONE HUNDRED   FOURTEEN   MILLION    AND   NO/100  DOLLARS
          ($114,000,000.00).

     1.26 "Survey" shall be defined as  set  forth in  Section 3.2.

     1.27 "Title Company" shall be defined as set forth in  Section
          3.1.

     1.28 "Title Policy" shall be defined as set  forth in  Section
          3.4.

2.   SALE OF PROPERTY, PURCHASE PRICE AND DEPOSIT; OPTIONS

     2.1 At the Closing, Seller shall sell, assign, transfer and convey to Purchaser and Purchaser shall purchase from Seller the Property free and clear of all liabilities, claims, liens and encumbrances except for the Permitted Exceptions and the Leases. The sale of the Property shall be evidenced by the Deed.

     2.2  The Purchase Price shall be payable as follows:

          2.2.1 Escrow. No later than one (1) banking day after the Effective Date, Purchaser shall cause an escrow (the "Escrow") to be opened at the office of the Escrow Agent and will deposit the Deposit as earnest money into Escrow. The Deposit shall be placed in an interest-bearing account by the Escrow Agent and shall be applied and disbursed as herein-after set forth. If Purchaser fails to pay the Deposit as set forth in this section, then the Agreement will be deemed automatically ter-minated and will be of no further force and effect.

          2.2.2 Balance of Purchase Price. At Closing, Purchaser shall pay through Escrow, in immediately available U.S. funds the balance of the Purchase Price minus the Deposit and subject to the Prorations (the "Closing Payment").

     2.3  Options.   Seller   hereby   grants   to   Purchaser  the
          following options:

          2.3.1 The First Option. If the Condemnation Proceeding is abandoned pursuant to NRS 37.180 with respect to all of the Condemned Parcel, then Purchaser shall have a period of one (1)
                    year following the date a written notice of abandonment of the Condemnation Proceeding is filed (the "First Option Period") in which to give Seller notice of its intent to exercise an option to purchase the Condemned Parcel (the "First Option") for the sum of EIGHT MILLION, THREE HUNDRED TWENTY THOUSAND DOLLARS ($8,320,000.00) (the "First Option Consider-ation"). If the Condemnation Proceeding is abandoned pursuant to NRS 37.180 with respect to less than all of the Condemned Parcel, then Purchaser shall have the First Option Period in which to give Seller notice of its intent to exercise the First Option for a pro rata percentage of the First Option Consideration, which shall be determined by the following formula: multiply the fraction in which the numerator is the acreage of the Condemned Parcel that is abandoned pursuant to the Condemnation proceeding and the denominator is .77 acres by the First Option Consideration. In the event Purchaser exercises the First Option, Purchaser shall pay to Seller the First Option Consideration, or the pro rata share thereof as described in this Section 2.3, within ten (10) business days thereafter (the "First Option Closing"). At the First Option Closing: (1) the Condemned Parcel or that portion with respect to which the Condemnation Proceeding has been abandoned, shall be conveyed to Purchaser free and clear of any liens, encumbrances, mortgages, pledges, obligations, etc., imposed by Seller, by grant, bargain and sale deed in sub-stantially the form of Exhibit "B" hereto; (2) Seller shall assign to Purchaser its right, if any, to damages arising from occupancy of the Condemned Parcel pursuant to NRS 37.180(2); and (3) Seller's representations and warranties contained in Sections 5.2 through
                    5.6 herein shall be true and correct as if originally and additionally made with refer-ence to the Condemned Parcel. In the event the Condemnation Proceeding is abandoned, Seller shall return any compensation as described in NRS 37.100(4) that it received for the Condemned Parcel to the County of Clark or the appropriate governmental entity that first paid said compensation to Seller by no later than the First Option Closing, or, in the alternative, Purchaser may remit said compensation to the County of Clark or the appropriate governmental entity and reduce the Option Consideration by that same amount.

          2.3.2 The Second Option. Following the Closing, at any time prior to the expiration of the 30-day period following the entry of a final judgment under the Condemnation Proceeding, or the abandonment of the Condemnation Proceeding, whichever event shall first occur, Purchaser shall have the option to acquire all of Seller's rights in and to the Condemnation Parcel and in the Condemnation Proceeding (the "Second Option") in consideration for payment to the Seller of the sum of Five Million Nine Hundred Sixteen Thousand Five Hundred Dollars ($5,916,500) (the "Second Option Consider-ation"). In the event that Purchaser exercises the Second Option, Purchaser shall pay to Seller the Second Option Consideration within ten (10) business days thereafter (the "Second Option Closing"). At the Second Option Closing
                    (i) Seller's title to the Condemned Parcel shall be conveyed to Purchaser free and clear of any liens, encumbrances, mortgages, pledges, obligations, etc., imposed by Seller, except for the Condemnation Proceeding, by Grant, Bargain, and Sale Deed in substantially the form of Exhibit "B" hereto; (ii) Seller shall take such actions, and execute and deliver such documents, as may reasonably be required to transfer Seller's rights in the
                    Condemnation   Proceeding   to  Purchaser;  and
                    (iii) Seller's representations and warranties contained in Sections 5.2-5.6 herein shall be true and correct as if originally and additionally made with reference to the Condemned Parcel. In the event the Condemnation Proceeding is abandoned after Purchaser's exercise of the Second Option, Purchaser shall be obligated to refund to Clark County the sums previously paid to Seller in the Condemnation Proceeding, not to exceed the amount of Two Million Four Hundred Three Thousand Five Hundred Dollars ($2,403,500) plus interest thereon, if any, is required to be paid.

          2.3.3 Memorandum of Options. At Closing, the parties shall record a Memorandum of Options to provide public notice that Purchaser has obtained options to acquire the Condemned Parcel from Seller subject to the Condemnation Proceeding.

          2.3.4 Purchaser's Effort. Purchaser agrees to use reasonable good faith efforts to cause the County of Clark to pursue the Condemnation Proceeding to completion. If the Second Option is exercised, Purchaser shall have no further obligation under the preceding sentence.

3.   TITLE MATTERS.

     3.1 Title Company. Nevada Title Company shall provide the Title Policy, unless both parties agree that another title company shall provide the Title Policy (the "Title Company"), however, such selection of a substitute title company shall not delay the Closing.

     3.2 Survey. Purchaser shall cause the firm of Baughman & Turner, Civil Engineers, or such other firm as Purchaser shall select, to promptly commence preparation of an ALTA-ACSM survey of the Property to be delivered to Purchaser (the "Survey"). The Survey shall comply with all requirements of the Title Company for issuance of the Title Policy, shall show that no private property, other than the Condemned Parcel, exists between Harmon and the Property, and shall be generally and otherwise acceptable to Purchaser.

     3.3 Permitted Exceptions. Purchaser has obtained a preliminary report with respect to title to the Real Property ("Preliminary Title Report") from the Title Company dated as of August 3, 1998, No. 98-03-1300 DTL, 2nd Amendment. Purchaser acknowledges and agrees that Purchaser has reviewed the Preliminary Title Report and all exceptions to title of the Real Property dis-closed therein and Purchaser agrees to accept conveyance of and take title to the Property at Closing, upon the Title Company's delivery at Closing of the Title Policy and the endorsements to that Title Policy described in this Agreement, and Seller agrees to convey to Purchaser title to the Property at Closing, subject only to the exceptions set forth on Exhibit "D" hereto (the "Permitted Exceptions"), and the Leases.

     3.4 Title Policy. The Closing is subject to the Title Company delivering to Purchaser an ALTA Extended Coverage Owners Policy of Title Insurance ("Title Policy") issued by the Title Company, dated on the date of the Closing, in the amount of the Purchase Price, insuring Purchaser as owner of fee title to the Property subject only to the Permitted Exceptions and the Leases. The cost of the

          Title Policy shall be apportioned between the parties in such a manner that Seller shall only be obligated to pay that amount which would have been charged for a CLTA policy and Purchaser shall pay the difference between the cost of CLTA policy and the ALTA policy and shall pay for any special endorsements to the Title Policy as Purchaser requires.

     3.5 Liens, Encumbrances Etc. Except for the Permitted Exceptions and the Leases, Seller will transfer and convey good and marketable title to the Property to Purchaser at Closing, free and clear of any liens, encumbrances or security interests of any nature whatso-ever, and Purchaser shall not succeed to or be responsible for any liens, claims, charges, encumbrances, mortgages, pledges, obligations or liabilities of any kind whatsoever, whether known or unknown, fixed or contingent, contractual or statutory, of Seller including, without limitation:

          3.5.1 Any liabilities or obligations relating to the operation of the businesses conducted on the Property by Seller or its tenants or sub-tenants, or their predecessors, accruing or arising prior to the date of Closing;

          3.5.2 Any of Seller's liabilities or obligations for federal, state, local or foreign taxes, assessments, impositions, deficiencies, penalties or interest, whether or not imposed on or measured by income, except for real estate taxes and assessments due following the Closing;

          3.5.3 (i) Any liabilities or obligations with respect to any claims, actions, suits or demands, or any legal, administrative, arbitration or other proceedings or judgments, with respect to causes or actions accruing, or arising out of events occurring, on or prior to the date of Closing or based on any state of facts existing on or prior to the date of Closing, or (ii) any claims for personal injury or property damage accruing, or arising out of events occurring on or before the date of Closing;

          3.5.4 Any contract obligations with third parties of any nature whatsoever, except as specifically assumed by Purchaser in writing, and in Purchaser's sole and unlimited discretion and except for the Leases; or

          3.5.5 Any claims for wages or benefits of any of the Seller's employees.

4.   DUE DILIGENCE.

     4.1 Environmental Study. Purchaser shall cause the firm of Kleinfelder or such other firm as Purchaser shall select, to promptly commence preparation of a Phase I
          Environmental Study of the Property to be delivered to Purchaser and to be relied upon in connection with the acquisition of the Property (the "Environmental Study").

     4.2 Access to Property. Purchaser and its authorized representatives and agents shall have reasonable access to the Property to conduct such surveys and studies as it deems necessary and proper. Purchaser shall indemnify, defend and hold Seller harmless from any and all claims, demands, damages, judgments, liabilities, costs and expenses (including without limitation attorneys' fees) resulting from or arising out of the inspection and study referred to herein, including, without limitation, the Environmental Study, but excluding (i) liabilities resulting from the Environmental Study discovering conditions requiring remediation, and (ii) damages or injuries caused by Seller's or its agents' negligent acts or omissions.

     4.3 Due Diligence Period. During the Due Diligence Period, Purchaser may review the Survey and the Environmental Study. Purchaser may also inspect the Property, as permitted by Subsection 4.2. Any time prior to the expiration of the Due Diligence Period, in Purchaser's sole and unlimited discretion, for any reason, Purchaser may terminate this Agreement and shall be entitled to the return of the Deposit.

5. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants, which representations and warranties shall be true and correct as of the date of Closing (unless otherwise specified below):

     5.1 That Seller is the owner of the Property and is able to convey good, marketable title thereto, subject to the matters disclosed in the Preliminary Title Report and the Leases.

     5.2 That Seller is duly organized and validly existing as a corporation in its state of incorporation, in good standing and qualified to conduct its business, to own real property and to consummate the transactions contemplated herein under the laws of the State of Nevada.

     5.3 That all necessary corporate action has been taken to authorize all transactions herein contemplated.

     5.4 That the execution, delivery and performance of this Agreement by Seller will not, with or without the giving of notice and/or the passage of time, violate or constitute a default under any provision of law, any administrative regulation or any judicial, administrative or arbitration order, award, judgment or decree applicable to Seller or the Property or conflict with, violate, result in a breach or termination of or cause a default under Seller's articles of incorporation or bylaws, or any other agreement or obligation by which Seller or the Property are bound.

     5.5 That no consent or approval of this Agreement is required by any third party.

     5.6 That there are no actions or claims pending or to Seller's knowledge threatened before any court, govern-mental agency, arbitrator or other tribunal which would prevent Seller from completing the transactions provided herein in accordance with the terms of this Agreement.

     5.7 That it has not received any notice of zoning changes or any actions threatening condemnation of any part of the Property through exercise of eminent domain by any governmental authority.

     5.8 That it has no actual knowledge of any violations of law, municipal or county ordinances or other legal require-ments affecting the Property, or with respect to the use of occupancy thereof.

     5.9 That to the best of Seller's knowledge, all documents that will affect title to the Property at Closing have been provided to Purchaser.

     5.10 That there are no mechanic's liens recorded against the Property and none threatened to Seller's knowledge; and all contractors, subcontractors, workmen, materialmen and employees engaged by Seller have been paid in full for any labor, services or materials supplied or delivered to the Property.

     5.11 That Seller has not caused and shall not cause to be created any encumbrances on the Property in favor of any person other than Purchaser, other than the existing Leases as disclosed in the Preliminary Title Report or liens that have been previously released.

     5.12 That all taxes, governmental assessments and utility charges to the Property billed to Seller are current and not delinquent.

     5.13 That all representations and warranties made by Seller and all information contained in any of the documents furnished or to be furnished to Purchaser pursuant to this Agreement, do not and shall not contain any untrue statement of a material fact or omit to state any fact necessary in order to make the statements contained here-in or therein not misleading.

     5.14 That Seller has not received nor is Seller aware of any notification, demand or request (or any pending or threatened action or litigation) from governmental or quasi-governmental authority having jurisdiction, requiring any work or construction to be done on or affecting the Property or indicating an intent to condemn the Property or any portion thereof.

     5.15 Except as disclosed in the Environmental Study or as disclosed below in this Section 5.15, that to the best of its knowledge: (i) Seller is not in violation of any applicable environmental, health and safety laws, ordinances or regulations including those relating to air and water pollution and Hazardous Substances (as defined below) ("Environmental Laws"), in connection with its ownership of the Property or conduct of its activities thereon; (ii) except as noted in Section 6.4, Hazardous Substances are not currently present on the Property and have not been generated, used, treated, stored, trans-ported to or from, or released or disposed of on the Property; (iii) that without limiting the generality of the foregoing, there are not now and have not been any underground storage tanks, asbestos or any transformers or other electrical devices containing polychlorinated biphenyls on the Property; and (iv) that the Property has never been used as a dump or landfill. The Property was used as a staging area by Marnell Corrao Construction in connection with the New York, New York Hotel & Casino and was also used as a staging area for the Strip Beautifi-cation Project. The term "Hazardous Substances" for purposes of this Agreement means (i) petroleum or petroleum products, (ii) radioactive materials, (iii) asbestos in any form, (iv) any items that contains or has contained polychlorinated biphenyls, (v) any other chemicals, materials or substances defined as or included in the definition of "Hazardous Substances," "Hazardous Waste," "Hazardous Materials," "Hazardous Air Pollutants," "Extremely Hazardous Substances," "Restricted Hazardous Waste," "Toxic Substances," "Pollutants," "Contaminants," or words of any similar import under any applicable Environmental Law, and/or any other chemical or substance, exposure to which is pro-hibited, limited or regulated by any governmental authority as harmful under applicable Environmental Laws. Seller has not received any notice from any governmental authority, and has no knowledge of any governmental inquiry, with respect to any actual or alleged violation of any Environmental Laws in connection with the owner-ship of the Property or Seller's activities thereon.

     5.16 As of Closing, the Property shall not have generated total revenues in excess of three million dollars
          $3,000,000.00) during the preceding thirty-six (36) months prior to the Closing.

     5.17 That Seller has attached hereto as Exhibit "E" true and correct copies of the Leases and all amendments and modifications thereto; that there are no leases affecting the Property currently in effect not contained in Exhibit "E,"; that the Leases are in full force and effect and that no party thereto is in default; and that the Leases contain no options to purchase any part of the Property.

     5.18 That the amount paid to Seller by the County in the Condemnation Proceeding to date is Two Million Four Hundred Three Thousand Five Hundred Dollars ($2,403,500).

6. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser hereby represents and warrants, which representations and warranties shall be true and correct as of the date of Closing (unless otherwise specified below):

     6.1 That the execution, delivery and performance of this Agreement by Purchaser will not, with or without the giving of notice and/or the passage of time, violate or constitute a default under any provision of law, any administrative regulation or any judicial, administrative or arbitration order, award, judgment or decree applicable to Purchaser or conflict with, violate, result in a breach or termination of or cause a default under Purchaser's articles of incorporation or bylaws, or any other agreement or obligation by which Purchaser is bound.

     6.2 That no consent or approval of this Agreement is required by any third party.

     6.3 That there are no actions or claims pending or to Purchaser's knowledge threatened before any court, governmental agency, arbitrator or other tribunal which would prevent Purchaser from completing the transactions provided herein in accordance with the terms of this Agreement.

     6.4 That Purchaser has actual knowledge that helicopters are operated on the Property and fuel trucks have serviced and come upon the Property on a daily basis for some period of time to fuel the helicopters, which is a sub-ject of one or more of the Leases. Neither party has any knowledge that any spills have occurred on the Property that require remedial action.

     6.5 That Purchaser is duly organized and validly existing as a corporation in its state of incorporation, in good standing and qualified to conduct its business, to own real property and to consummate the transactions contem-plated herein under the laws of the State of Nevada.

     6.6 That all necessary corporate action has been taken to authorize all transactions herein contemplated.

     6.7 That the execution, delivery and performance of this Agreement by Purchaser will not, with or without the giving of notice and/or the passage of time, violate or constitute a default under any provision of law, any administrative regulation or any judicial, administrative or arbitration order, award, judgment or decree applicable to Purchaser or conflict with, violate, result in a breach or termination of or cause a default under Purchaser's articles of incorporation or bylaws, or any other agreement or obligation by which Purchaser is bound.

      6.8 That all representations and warranties made by Purchaser and all information contained in any of the documents furnished or to be furnished to Seller pursuant to this Agreement, do not and shall not contain any untrue statement of a material fact or omit to state any fact necessary in order to make the statements contained here-in or therein not misleading.

7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of Seller's and Purchaser's Representations and Warranties set forth in Sections 5 and 6 shall survive for a period of thirty (30) months.

8.   COVENANTS PENDING CLOSING

     8.1 Pending and prior to the Closing, Seller covenants and agrees as follows, subject to the provisions of the
          Leases:

          8.1.1 That Seller shall not cause or allow any waste to occur on the Property.

          8.1.2 That Seller shall not place or store any Hazardous Substances on or under the Property.

          8.1.3 That Seller, without prior written consent of Purchaser, shall not cause any liens or encum-brances to be filed or recorded against the Property and shall not assign, transfer, encumber, hypothecate or convey any or all of Seller's interest in the Property to any third party or parties.

          8.1.4     That Seller shall  pay  or  cause  to  be  paid
                    current to Closing,  all  taxes   and  expenses
                    related to the Property.

          8.1.5 That Seller shall give Purchaser written notice of any casualty occurring on the Property or of any condemnation or proposed condemnation of all or any part of the Property of which Seller has or obtains actual knowledge.

9.   EXPRESS CONDITIONS TO CLOSING

     9.1 Purchaser's obligation to proceed to Closing shall be subject to satisfaction of the following:

          9.1.1 Seller shall not be in material default of any of its covenants set forth herein.

          9.1.2 Seller's representations and warranties as set forth herein shall be true and correct as of the date of Closing.

          9.1.3 The Title Company shall be irrevocably com-mitted to issue the Title Policy.

          9.1.4 Seller shall have executed and delivered into Escrow an Estoppel Certificate from each of the two (2) tenants under the Leases, in substantially the form attached hereto as Exhibit "C," stating that each of said Leases is in full force and effect, there are no breaches or events of default, and that each of said Leases are terminable upon ninety (90) days notice.

          9.1.5 Seller shall have executed and delivered the Assignment into Escrow.

          9.1.6 Seller shall have executed and delivered into Escrow all other documents and instruments and shall have taken all actions necessary to consummate the transactions contemplated hereby in accordance with the terms of this Agreement.

     9.2 Seller's obligation to proceed to Closing shall be sub-ject to satisfaction of the following:

          9.2.1 Purchaser shall not be in material default of any of its covenants set forth herein.

          9.2.2 Purchaser's representations and warranties as set forth herein shall be true and correct as of the date of Closing.

          9.2.3 Purchaser shall have deposited the Closing Pay-ment into Escrow.

          9.2.4 Purchaser shall have executed and delivered the Assignment into Escrow.

          9.2.5 Purchaser shall have executed and delivered into Escrow all other documents and instruments and shall have taken all actions necessary to consummate the transactions contemplated hereby in accordance with the terms of this Agreement.

10.  THE CLOSING

     10.1 Subject to satisfaction of the  conditions  set  forth in
          Article 9, closing of the purchase of the Property (the "Closing") shall occur on August 25, 1998.

     10.2 At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

          10.2.1 The Deed to Escrow for recordation in the property records of Clark County, with subse-quent delivery to Purchaser;

          10.2.2    A FIRPTA affidavit;

          10.2.3 To Purchaser, Escrow Agent or Title Company, as applicable, any other documents, fully executed, as are customarily executed in the State of Nevada in connection with the convey-ance of real property, including all required closing statements, releases, affidavits and any other instrument that the parties may agree to in good faith;

          10.2.4 Possession of the Property, subject to the Leases, and the Permitted Exceptions; and

          10.2.5    the Assignment.

     10.3 At the Closing, Purchaser shall deliver or cause to be delivered the following:

          10.3.1 The Purchase Price, subject to the Prorations, in immediately available U.S. funds, to Escrow Agent, for disbursement together with the Deposit pursuant to Seller's instructions;

          10.3.2 To Seller, Escrow Agent or Title Company, as applicable, any other documents, fully executed, as are customarily executed in the State of Nevada in connection with the convey-ance of real property, including all required closing statements, releases, affidavits and any other instrument that the parties may agree to in good faith; and

          10.3.3    The Assignment.

11.  CLOSING   COSTS,   EXPENSES  AND   PRORATIONS.   All   of  the
     following closing costs, expenses and prorations shall be collectively defined as the "Prorations."

     11.1 Seller hereby agrees to pay for the following costs and expenses associated with the consummation of this Agree-ment and the Closing:

          11.1.1    The premium  for  the CLTA portion of the Title
                    Policy;

          11.1.2 All real property transfer taxes and documenta-tion taxes;

          11.1.3 One-half (1/2) of any escrow or closing fees charged by the Escrow Agent; and

          11.1.4 Any other closing costs customarily paid by a seller of real property in the State of Nevada.

     11.2 Purchaser  hereby  agrees  to pay for the following costs
          and expenses   associated  with the consummation  of this
          Agreement and the Closing:

          11.2.1    Recording fees for the Deed;

          11.2.2 One-half (1/2) of any escrow or closing fees charged by the Escrow Agent;

          11.2.3 The difference in cost between the CLTA portion of the Title Policy and the ALTA portion of the title Policy and any special endorsements required by Purchaser;

          11.2.4    The cost of the Survey;

          11.2.5    The cost of the Environmental Study;

          11.2.6 Any other closing costs customarily paid by a purchaser of real property in the State of Nevada.

     11.3 All real estate taxes, assessments and utilities relating to the Property and not paid by a tenant under the Leases shall be prorated as of the Closing between Seller and Purchaser. Nothing herein shall limit the parties' respective obligations under Section 12.

12.  INDEMNITIES

     12.1 From and after the Closing, Seller shall indemnify, defend and hold Purchaser harmless from any and all claims, demands, liabilities, judgments or expenses (including without limitation attorney's fees) arising out of or resulting from (i) Seller's breach of any of its representations, warranties or covenants set forth herein, or (ii) events occurring on or with respect to the Property accruing prior to the Closing, except for claims or damages with respect to Hazardous Substances or Environmental Laws unless such claims or damages result from a condition or occurrence not disclosed to Purchaser in breach of Section 5.15, above.

     12.2 From and after the Closing, Purchaser shall indemnify, defend and hold Seller harmless from any and all claims, demands, liabilities, judgments or expenses (including without limitation attorney's fees) arising out of or resulting from (i) Purchaser's breach of any of its representations, warranties or covenants set forth here-in, or (ii) events occurring on or with respect to the Property accruing after Closing.

     12.3 If either party receives notice of any matter which would give rise to a claim for indemnity under Sections
          12.1 and 12.2, that party shall promptly notify the other party, and such other party shall be entitled to defend the claim at its own expense with counsel of its own choosing, subject to the approval of such counsel by the indemnified party, which approval shall not unreasonably be withheld or delayed.

13.  REMEDIES UPON DEFAULT

     13.1 If Closing fails to occur solely as a result of Seller's default, Purchaser shall be entitled as its only remedies either (i) to a return of the Deposit, reasonable costs spent for Due Diligence, and to terminate the Escrow; or
          (ii) to obtain a decree of specific performance.

     13.2 If Purchaser defaults under this Agreement, Seller, as Seller's sole and exclusive remedy for such default, shall be entitled to the Deposit. It is agreed between Purchaser and Seller that Seller will suffer substantial damages in the event of such default and the Deposit shall be liquidated damages for a default of Purchaser under this Agreement because of the difficulty, incon-venience and uncertainty of ascertaining actual damages for such default. It is further agreed between Purchaser and Seller that such amount of liquidated damages constitute a reasonable estimate of actual damages that would be incurred by Seller as a result of a default by Purchaser.

14.  [INTENTIONALLY DELETED]

15.  MISCELLANEOUS

     15.1 Attorney's Fees. Each party shall pay all attorneys' fees incurred by that party in the negotiation and delivery of this Agreement. However, in the event that any action or proceeding is instituted to interpret or enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to its costs and attorneys' fees, in addition to any other remedies it may obtain or be entitled to.

     15.2 Brokers' Commissions. The parties each represent one to the other that no broker, finder or other financial consultant has acted on their behalf in connection with this agreement or the transactions contemplated hereby. The parties each agree to indemnify and hold the other harmless from any claim, settlement, cost or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of the indemnifying party, and to bear the cost of legal expenses incurred in defending against such claims.

     15.3 Notices. Any notices desired or required to be given hereunder shall be faxed, with the original deposited in the U.S. Mail, postage prepaid, or sent by overnight courier service, and shall be deemed received upon the earlier of attempted delivery or receipt. Either party hereto may change its address hereunder by providing the other party with notice of such changed address.


          If to Seller, addressed to:

          A. Robert Zeff, Esq.
          RZ Corporation
          607 Shelby Street, #200
          Detroit, MI  48226
          Facsimile:  (313) 962-6007

          With a copy to:
          Jeff Zucker, Esq.
          Lionel Sawyer & Collins
          300 S. 4th St., 17th Floor
          Las Vegas, NV  89101
          Facsimile: (702) 383-8845

          If to Purchaser, addressed to:

          Peter C. Bernhard
          The April Cook Companies
          c/o Bernhard & Leslie
          3980 Howard Hughes Parkway, #550
          Las Vegas, NV  89109
          Facsimile:  (702) 650-2995

          With a copy to:
          Terry Jones, Esq.
          Schreck Morris
          300 S. 4th St., 12th Floor
          Las Vegas, NV  89101
          Facsimile:  (702) 382-8135

     15.4 Counterparts.    This  agreement   may   be  executed  in
          multiple counterparts, which together shall constitute one and the same document.

     15.5 Entire Agreement. This Agreement constitutes the entire agreement between Purchaser and Seller regarding the Property, and supersedes all prior discussions, negotiations and agreements between them, whether oral or written. This Agreement may not be amended or modified except in writing signed by both parties hereto.

     15.6 Governing Law. This Agreement shall be governed by the laws of the State of Nevada applicable to contracts made in that state.

     15.7 Forum. The parties agree that the proper forum and venue for any dispute involving this Agreement or the trans-action contemplated thereby shall be the state and federal courts of Clark County, Nevada.

     15.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, nominees, designees and affiliates of the parties hereto.

     15.9 Waiver. No waiver of any provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver. If any pro-vision, covenant or condition of this Agreement should be held or found to be invalid, void or unenforceable, that provision shall be deemed severable and all provisions, covenants and conditions not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     15.10Further  Assurances.   The  parties  agree  to  negotiate
          diligently and in good faith at all times, to execute and deliver such other and further documents and instruments as may be necessary to fully effectuate the transactions contemplated hereby. The parties further agree to execute and deliver to the Escrow Agent and Title Company such other and further escrow instructions, documents and instruments as may be reasonably necessary to effectuate this transaction in accordance with its terms.

16. 1031 EXCHANGE. Seller agrees to cooperate with Purchaser in qualifying this transaction as a tax-free exchange under
     Section 1031 of the Internal Revenue Code as long as such cooperation does not result in any additional expense, liability, or obligation on the part of Seller or in the delay of the Closing. Failure to qualify this transaction as a tax-free exchange will not release Purchaser from its obligations hereunder.

                     [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year shown opposite their respective signatures below.

                         SELLER:

                         RZ Corporation, a Nevada corporation


                         By:  A. ROBERT ZEFF
                              -------------------------------------
                              Robert Zeff, President

                         Dated: August 12, 1998

                         PURCHASER:

                         The April Cook Companies, a
                         Nevada corporation

                         By:  PETER C. BERNHARD
                              -------------------------------------
                              Peter C. Bernhard, President

                         Dated:  August 12, 1998


                           TITLE COMPANY
                       RECEIPT AND  CONSENT


     The Title Company acknowledges receipt of an executed copy of the Agreement and agrees to perform as Escrow Agent thereunder.


                         Nevada Title Company, a Nevada corporation



                         By:  TROY LOCKHEAD
                              -------------------------------------
                              Troy Lochhead, Title Officer

                         Dated: August 13, 1998